EXECUTION VERSION

AMENDMENT TO EMPLOYMENT AGREEMENT
WHEREAS, Everest Global Services, Inc., a Delaware corporation (the "Company"), Everest Group, Ltd. ("Group"), Everest Reinsurance Holdings, Inc., a Delaware corporation ("Holdings") and Juan C. Andrade (the "Executive" and, together with Group and Holdings, the “Parties”) are parties to an employment agreement (the “Agreement”) originally entered into as of August 1, 2019 and amended and restated as of December 17, 2021; and
WHEREAS, the Parties desire to amend certain provisions of the Agreement; and Executive is currently serving as the President and Chief Executive of the Company;
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as amend the Agreement as follows:
The first sentence of Section 2 of the Agreement (“Title and Duties”) is hereby amended to read as follows:
Executive shall continue to serve as President and Chief Executive Officer of each of the Company, Group and Holdings and will report to the Board of Directors of Group ("Board") and shall perform duties consistent with these positions, shall abide by Company policies as such policies may be amended from time to time, and shall devote his full business time and best efforts to his duties hereunder and the business and affairs of the companies over which he presides (except during vacation periods and periods of illness or other incapacity).
    Paragraph (c) in Section 4 of the Agreement (“Compensation”) is hereby amended by replacing therein the phrase “three hundred sixty percent of Base Salary” with the phrase “five hundred percent (500%) of Base Salary”.
    Paragraph (c) in Section 6 of the Agreement (Termination of Employment) is hereby amended by replacing therein the phrase “January 1, 2016” with the phrase “November 17, 2015”, and paragraph (g) of Section 6 is hereby amended by changing the period at the end of that section to a semicolon and adding the following language:

if the Board of Directors shall have determined in its discretion to publish an accounting restatement the result of which is to require, under the rules of the Securities and Exchange Commission and corresponding policies of the Company in effect at the time of such restatement, a clawback of any incentive compensation theretofore paid to the Executive, then the Executive shall be required to replay to the Company any such incentive compensation (including equity awards) paid to the Executive during or with respect to the period or periods affected by such restatement, as determined by a majority of the Board of Director of Group in its sole discretion.
The first paragraph of Section 8 of the Agreement (“Arbitration”) is hereby modified by replacing at the end thereof the phrase “as follows”, as well as the comma preceding and the colon following that phrase with a period and adding the following to the end of that paragraph:

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EXECUTION VERSION

This paragraph shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law. It is agreed that any arbitration pursuant to this section shall proceeds as follows:
    Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects and remains in full force and effect. Wherever and whenever the Agreement is referred to in any other agreement, document or instrument, such reference shall be deemed to be to the agreement as amended by this amendment, whether or not specific reference is made to this amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of April 22, 2024.
EVEREST GLOBAL SERVICES, INC.     EVEREST REINSURANCE HOLDINGS, INC

/S/ GAIL VAN BEVEREN                /S/ SYLVIA SEMERDJIAN
Gail Van Beveren                    Sylvia Semerdjian
Executive Vice President & CHRO             Senior Vice President
                            and Associate General Counsel

Date: April 22, 2024                    Date: April 22, 2024

EVEREST GROUP, LTD.                 EXECUTIVE

/S/ GAIL VAN BEVEREN                /S/ JUAN C. ANDRADE
Gail Van Beveren                    Juan C. Andrade
Executive Vice President & CHRO

Date: April 22,2024                    Date: April 22,2024

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